Exhibit 99.1

  FOR IMMEDIATE RELEASE

SANUWAVE HEALTH ANNOUNCES CFO TRANSITION

ALPHARETTA, GA, JULY 20, 2015 – SANUWAVE Health, Inc. (OTCQB: SNWV), a leading shock wave technology company, today announced that Barry Jenkins, Chief Financial Officer, has resigned from the Company to accept a top management position at a leading medical services company. To ensure a smooth transition, Mr. Jenkins will remain with the Company through July 31, 2015. Lisa Sundstrom, the Company’s Controller since October 2006, will assume the additional duties of interim Chief Financial Officer.

"On behalf of SANUWAVE's management and Board, we thank Barry for his contributions, congratulate him on this new opportunity and wish him well in his next endeavor," stated Kevin A. Richardson II, SANUWAVE’s Chairman of the board. “Due to the strength of the finance organization he helped build, we expect a seamless transition. Lisa has been involved in all aspects of the Company’s financial organization for many years and I look forward to continuing to work with her to pursue our strategic initiatives and growth strategies slated for 2015 and beyond."

Ms. Sundstrom has over 23 years of financial and accounting experience, including the last nine years with SANUWAVE. Her previous positions include senior financial and accounting roles at ADP and Mitsubishi Consumer Electronics.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Todd Markey
IR Partners
818-280-6800
tmarkey@irpartnersinc.com

Daniel Conway
DC Consulting, LLC
407-792-3333

investorinfo@dcconsultingllc.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
617-778-9223

investorrelations@sanuwave.com